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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to National-Oilwell, Inc.'s Registration Statement on Form S-4 (File No. 333-36644) of our report dated March 16, 2000, with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Anuual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               Ernst & Young LLP

Houston, Texas
June 26, 2000